Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Ahren Acquisition Corp.

New York, New York

We hereby consent to the incorporation by reference in this Registration Statement pursuant to Rule 462(b) of our report dated May 13, 2021, relating to the financial statements of Ahren Acquisition Corp., which is included in the Registration Statement on Form S-1, File No. 333-261334. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

We also consent to the reference to us under the caption “Experts” in such Registration Statement.

/s/ BDO USA, LLP

New York, New York
December 14, 2021